KPMG LLP
Suite 1000
620 S. Tryon Street
Charlotte, North Carolina 28202-1842

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-286436) on Form S-3 and registration statements (No. 333-219346, 333-182219, 333-145581, 333-145583) on Form S-8 of GATX Corporation of our report dated August 27, 2025, with respect to the combined financial statements of Wells Fargo Rail, which report appears in the Form 8-K of GATX Corporation dated October 15, 2025.

KPMG LLP

Charlotte, North Carolina
October 15, 2025